EXHIBIT 99.1

FOR FURTHER INFORMATION CONTACT:

Investor Relations 847-607-2012

Conference call to be held July 28, 2016 4:00 p.m. Central time – Dial 866-516-6872 at least 5 minutes before start time. If you are unable to participate on the call, a replay will be available through August 28th by dialing 855-859-2056, access code 21516790. To hear a live simulcast of the call or access the audio archive, visit the investor relations page on www.stericycle.com.

STERICYCLE, INC. REPORTS RESULTS

FOR THE SECOND QUARTER AND YEAR TO DATE 2016

Lake Forest, Illinois, July 28, 2016—Stericycle, Inc. (NASDAQ:SRCL), today reported financial results for the second quarter and year to date 2016.

SECOND QUARTER RESULTS

Revenues for the quarter ended June 30, 2016 were $891.6 million, up 24.6% from $715.7 million in the second quarter of last year. Acquisitions contributed approximately $185.9 million to the current period’s growth in revenues. Revenues increased 27.4% compared to the prior period when adjusted for unfavorable foreign exchange impacts of $20.0 million. Organic revenues grew 1.4%, or 3.3% when adjusted for manufacturing and industrial services. See Tables 1A-1C below.

Gross profit, reported in accordance with U.S. generally accepted accounting principles (“GAAP”), was $381.1 million, up 25.0% from $304.8 million in the second quarter of last year. GAAP gross profit as a percentage of revenue was 42.7% compared to 42.6% in the second quarter of 2015. Non-GAAP gross profit, when adjusted for plant conversion expenses as identified in Table 2 below, was $381.6 million, an increase of 25.0% from $305.3 million in the second quarter of last year. Non-GAAP gross profit as a percentage of revenues was 42.8% compared to 42.7% in the second quarter of 2015.

GAAP earnings per diluted share decreased 57.3% to $0.43 from $1.02 in the second quarter of 2015. Non-GAAP earnings per diluted share, when adjusted for various items, decreased 1.6% to $1.18 from $1.20. See Tables 3 and 4 below.

FIRST SIX MONTHS RESULTS

Revenues for the six months ended June 30, 2016 were $1.77 billion, up 28.0% from $1.38 billion in the same period last year. Acquisitions contributed approximately $380.4 million to the current year’s growth in revenues. Revenues increased 31.2% compared with the prior period when adjusted for unfavorable foreign exchange impact of $43.8 million. Organic revenues grew 3.7%, or 5.2% when adjusted for manufacturing and industrial services. See Tables 1A-1C below.

GAAP gross profit was $750.3 million, up 28.0% from $586.2 million in the same period last year. GAAP gross profit as a percentage of revenues remained flat at 42.5% for the six months ended June 30, 2016 and 2015. Non-GAAP gross profit, when adjusted for plant conversion expenses as identified in Table 2 below, was $751.0 million, up 28.0% from $586.7 million in the same period as last year. Non-GAAP gross profit as a percentage of revenues remained flat at 42.5% for the six months ended June 30, 2016 and 2015.

GAAP earnings per diluted share decreased 10.5% to $1.21 from $1.35 in 2015. Non-GAAP earnings per diluted share, when adjusted for various items, decreased 1.7% to $2.29 from $2.33. See Tables 3 and 4 below.

Cash flow from operations for the six months ended June 30, 2016 was $245.4 million, up 37.4% from $178.7 million in the same period last year.

PRESENTATION OF NON-GAAP INFORMATION

This press release includes certain non-GAAP financial measures, as defined in the SEC’s Regulation G. The Company reports its financial results in compliance with GAAP, but believes that also discussing non-GAAP financial measures allows for a better period over period comparison by removing the impact of items that, in management’s view, do not reflect the Company’s underlying operating performance. These measures are also used to evaluate senior management and are a factor in determining their at-risk compensation.

Adjusted diluted earnings per share, adjusted net income, adjusted gross profit, and adjusted sales growth are described in the Reconciliation of Certain Non-GAAP Measures section of this document.

These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial results, but should be read in conjunction with the unaudited condensed consolidated statement of income and other information presented herein. The non-GAAP financial measures in the press release may differ from similar measures used by other companies. A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP measure is included in the accompanying tables.

DISCUSSION OF ADJUSTING ITEMS FOR NON-GAAP MEASURES

For the purpose of evaluating revenues, we present non-GAAP revenues to show the impact of foreign currency, revenues from acquisitions and Manufacturing and Industrial Services (“M&I”). Management reviews and analyzes revenues excluding the effect of foreign currency translation and revenue from acquisitions because we believe this better represents the Company’s underlying business trends, including organic revenue growth. Separate presentation of M&I allows for visibility of a revenue stream that has shown greater volatility than our other service lines.

For the purpose of evaluating operating performance, we present our financials to show the impact of income and expenses in our non-GAAP earnings related to acquisitions. These adjustments include acquisition expense, integration expense, amortization expense, and change in fair value of contingent consideration. This allows comparison of period over period results without the impact of acquisitions-related expenses.

For the purpose of evaluating operating performance, we additionally present our financials to show the impact of expenses in our non-GAAP earnings related to litigation expense, restructuring and plant conversion expenses, and contract exit costs to allow for period over period comparison of financials without the impact of charges that may not occur each year and if so, are due to different factors.

For the purpose of calculating the ultimate impact of our mandatory convertible preferred stock, we show the impact to our EPS by excluding the mandatory convertible preferred stock dividend and using the “if-converted” method of share dilution. This provides the reader insight to how our diluted shares will be affected after these preferred shares are converted to common shares.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

The following tables show our reconciliation of GAAP Revenue growth to Non-GAAP Revenue growth:

Table 1 - A

	Three Months Ended June 30,
	In millions			Percentage Growth (%)
Global Revenue Details by Service	2016	2015	Growth	Organic	Acquisitions	Foreign Exchange	Total
Regulated Waste and Compliance Services	$517.2	$516.0	$1.2	2.2%	0.7%	(2.6%)	0.2%
Secure Information Destruction Services	190.5	—	190.5	N/A	N/A	N/A	N/A
Communication and Related Services	82.5	82.1	0.5	(1.3%)	3.1%	(1.2%)	0.6%
Manufacturing and Industrial Services	101.4	117.6	(16.3)	(8.9%)	(0.2%)	(4.7%)	(13.8%)

Total Global Revenues, as Reported	891.6	715.7	175.9	1.4%	26.0%	(2.8%)	24.6%
Less: Manufacturing and Industrial Services	(101.4)	(117.6)

Total Revenues, as Adjusted (Non-GAAP)	$790.2	$598.0	$192.2	3.3%	31.3%	(2.4%)	32.1%

Domestic Revenues	$657.1	$518.2	$139.0	(0.2%)	27.0%	—	26.8%
International Revenues	234.5	197.5	37.0	5.6%	23.2%	(10.1%)	18.7%

Total Global Revenues, as Reported	$891.6	$715.7	$175.9	1.4%	26.0%	(2.8%)	24.6%

Table 1 - B

	Six Months Ended June 30,
	In millions			Percentage Growth (%)
Global Revenue Details by Service	2016	2015	Growth	Organic	Acquisitions	Foreign Exchange	Total
Regulated Waste and Compliance Services	$1,021.2	$1,013.4	$7.8	3.1%	0.7%	(3.0%)	0.8%
Secure Information Destruction Services	375.2	—	375.2	N/A	N/A	N/A	N/A
Communication and Related Services	170.5	154.4	16.1	8.5%	3.3%	(1.4%)	10.4%
Manufacturing and Industrial Services	198.9	211.2	(12.3)	(5.4%)	4.9%	(5.3%)	(5.8%)

Total Global Revenues, as Reported	1,765.8	1,379.0	386.8	3.7%	27.5%	(3.2%)	28.0%
Less: Manufacturing and Industrial Services	(198.9)	(211.2)

Total Revenues, as Adjusted (Non-GAAP)	$1,566.8	$1,167.8	$399.0	5.2%	31.7%	(2.8%)	34.2%

Domestic Revenues	$1,306.8	$990.4	$316.4	2.8%	29.2%	—	31.9%
International Revenues	459.0	388.6	70.4	6.1%	23.3%	(11.3%)	18.1%

Total Global Revenues, as Reported	$1,765.8	$1,379.0	$386.8	3.7%	27.5%	(3.2%)	28.0%

Table 1 - C

In millions
	Three Months Ended June 30, 2016	Six Months Ended June 30, 2016
Organic	$10.0	$50.2
Acquisitions	185.9	380.4
Foreign Exchange	(20.0)	(43.8)

Total Growth	$175.90	$386.80

The following table shows our reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit:

Table 2

In millions
	Three Months Ended June 30,				Six Months Ended June 30,
	2016		2015		2016		2015
	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev
Gross Profit, as Reported	$381.1	42.7%	$304.8	42.6%	$750.3	42.5%	$586.2	42.5%
Plant Conversion Expenses	0.5	0.1%	0.5	0.1%	0.8	0.0%	0.5	0.0%

Gross Profit, as Adjusted (Non-GAAP)	$381.6	42.8%	$305.3	42.7%	$751.0	42.5%	$586.7	42.5%

The following tables show our reconciliation of GAAP Net Income Attributable to Stericycle, Inc. Common Shareholders to Non-GAAP Net Income Attributable to Stericycle, Inc. Common Shareholders:

Table 3

In millions, except share and per share data
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net Income Attributable to Stericycle, Inc. Common Shareholders, As Reported	$37.3	$87.8	$104.0	116.8
Adjustments:
Acquisition Expenses	2.6	3.0	5.6	6.3
Integration Expenses	22.6	8.9	41.8	17.8
Litigation Expenses	2.7	(0.2)	4.0	75.5
Changes in Fair Value of Contingent Consideration	—	0.0	(2.6)	(0.6)
Restructuring and Plant Conversion Expenses	0.9	3.1	1.2	15.4
Contract Exit Costs	12.7	—	12.7	—
Amortization Expense [a]	50.9	8.9	69.2	17.7
Add Back Convertible Preferred Stock Dividend	10.0	—	20.1	—

Total Adjustments	102.4	23.8	152.0	132.0
Tax Effect of above adjustments [b]	(31.9)	(8.2)	(46.8)	(48.0)
Net Income Attributable to Stericycle, Inc. Common Shareholders, as Adjusted (Non-GAAP)	$107.8	$103.4	$209.1	$200.8
EPS, as Reported	$0.43	$1.02	$1.21	$1.35

EPS, as Adjusted (Non-GAAP)	$1.18	$1.20	$2.29	$2.33

Weighted average number of common shares outstanding - diluted	85,760,686	86,221,034	85,798,892	86,292,816
Additional Dilution Under If-Converted Method	5,624,138	—	5,637,758	—

Diluted Weighted Average Number of Common Shares Outstanding Under If-Converted Method	91,384,824	86,221,034	91,436,650	86,292,816

a)	Beginning in the quarter ended March 31, 2016, the Company has started to exclude amortization expense from non-GAAP EPS. For comparable reporting, the Company’s previously reported 2015 results are adjusted to reflect the change.
b)	The tax effect of the adjustments is calculated based on applying the appropriate tax rate for the jurisdictions in which the adjustment occurred for the respective periods.

The following table shows our reconciliation of GAAP EPS to Non-GAAP EPS:

Table 4

	Three Months Ended June 30,				Six Months Ended June 30,
			Change				Change
	2016	2015	$	%	2016	2015	$	%
EPS, as Reported	$0.43	$1.02	$(0.58)	-57.3%	$1.21	$1.35	$(0.14)	-10.5%
Acquisition Expenses	0.02	0.03			0.04	0.06
Integration Expenses	0.17	0.07			0.31	0.13
Litigation Expenses	0.02	(0.01)			0.03	0.53
Changes in Fair Value of Contingent Consideration	0.00	0.00			(0.03)	(0.01)
Restructuring and Plant Conversion Expenses	0.01	0.03			0.01	0.12
Contract Exit Costs	0.10	0.00			0.10	0.00
Amortization Expense	0.39	0.07			0.52	0.14
Add Back Convertible Preferred Stock Dividend	0.12	0.00			0.23	0.00
Reallocation of EPS Related to Convertible Preferred Stock	(0.08)	0.00			(0.15)	0.00

EPS, as Adjusted (Non-GAAP)	$1.18	$1.20	$(0.02)	-1.6%	$2.29	$2.33	$(0.04)	-1.7%
Diluted Weighted Average Number of Common Shares Outstanding Under If-Converted Method	91,384,824	86,221,034			91,436,650	86,292,816

For more information about Stericycle, please visit our website at www.stericycle.com.

Safe Harbor Statement: This press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic and market conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include changes in governmental regulation of the collection, transportation, treatment and disposal of regulated waste or the proper handling and protection of personal and confidential information, increases in transportation and other operating costs, the level of governmental enforcement of regulations governing regulated waste collection and treatment or the proper handling and protection of personal and confidential information, our obligations to service our substantial indebtedness and to comply with the covenants and restrictions contained in our private placement notes, term loan credit facility and revolving credit facility, our ability to execute our acquisition strategy and to integrate acquired businesses, competition and demand for services in the regulated waste and secure information destruction industries, political, economic and currency risks related to our foreign operations, impairments of goodwill or other indefinite-lived intangibles, variability in the demand for services we provide on a project or non-recurring basis, exposure to environmental liabilities, fluctuations in the price we receive for the sale of paper, disruptions in or attacks on our information technology systems, compliance with existing and future legal and regulatory requirements, as well as other factors described in our filings with the U.S. Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We make no commitment to disclose any subsequent revisions to forward-looking statements.

STERICYCLE, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	June 30,	December 31,
	2016	2015
ASSETS
Current Assets:
Cash and cash equivalents	$44,320	$55,634
Short-term investments	64	69
Accounts receivable, net	627,135	614,494
Prepaid expenses	58,566	46,740
Other current assets	40,277	44,891

Total Current Assets	770,362	761,828
Property, plant and equipment, net	707,060	665,602
Goodwill	3,558,283	3,758,177
Intangible assets, net	2,078,234	1,842,561
Other assets	32,429	36,995

Total Assets	$7,146,368	$7,065,163

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$109,868	$161,409
Accounts payable	145,069	149,202
Accrued liabilities	182,814	197,329
Deferred revenues	17,132	16,989
Other current liabilities	62,221	62,420

Total Current Liabilities	517,104	587,349
Long-term debt, net of current portion	3,008,588	3,040,352
Deferred income taxes	705,873	608,272
Other liabilities	85,724	81,352
Equity:
Mandatory convertible preferred stock	8	8
Common stock	850	849
Additional paid-in capital	1,183,140	1,143,020
Accumulated other comprehensive loss	(297,558)	(282,631)
Retained earnings	1,931,807	1,868,645

Total Stericycle, Inc. Equity	2,818,247	2,729,891
Noncontrolling interests	10,832	17,947

Total Equity	2,829,079	2,747,838

Total Liabilities and Equity	$7,146,368	$7,065,163

STERICYCLE, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS, EXCEPT SHARES AND PER SHARE DATA)

	Three Months Ended June 30,				Six Months Ended June 30,
	2016		2015		2016		2015
	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev
Revenues	$891,621	100.0%	$715,689	100.0%	$1,765,802	100.0%	$1,379,008	100.0%
Cost of revenues (“COR”) exclusive of depreciation	486,915	54.6%	396,793	55.4%	969,271	54.9%	764,133	55.4%
Depreciation	23,611	2.6%	14,072	2.0%	46,252	2.6%	28,720	2.1%

Total cost of revenues	510,526	57.3%	410,865	57.4%	1,015,523	57.5%	792,853	57.5%
Gross profit, as reported	381,095	42.7%	304,824	42.6%	750,279	42.5%	586,155	42.5%
Gross profit, as adjusted (non-GAAP)	381,612	42.8%	305,338	42.7%	751,032	42.5%	586,669	42.5%
Selling, general and administrative expenses (“SG&A”) exclusive of depreciation	273,287	30.7%	145,673	20.4%	494,049	28.0%	369,333	26.8%
Depreciation	8,100	0.9%	4,387	0.6%	15,599	0.9%	8,505	0.6%

Total SG&A expense, as reported	281,387	31.6%	150,060	21.0%	509,648	28.9%	377,838	27.4%
Total SG&A expense, as adjusted (non-GAAP)	189,509	21.3%	126,823	17.7%	378,577	21.4%	246,372	17.9%
Income from operations, as reported	99,708	11.2%	154,764	21.6%	240,631	13.6%	208,317	15.1%
Income from operations, as adjusted (non-GAAP) exclusive of adjusting items shown below	192,103	21.5%	178,515	24.9%	372,455	21.1%	340,297	24.7%
Adjusting items:
Plant conversion expenses (COR)	517	0.1%	514	0.1%	753	0.0%	514	0.0%
Acquisition expenses (SG&A)	2,607	0.3%	2,986	0.4%	5,597	0.3%	6,282	0.5%
Integration expenses (SG&A)	22,578	2.5%	8,924	1.2%	41,846	2.4%	17,810	1.3%
Litigation expenses (SG&A)	2,664	0.3%	(173)	0.0%	3,964	0.2%	75,450	5.5%
Change in fair value of contingent consideration (SG&A)	—	0.0%	35	0.0%	(2,644)	-0.1%	(640)	0.0%
Restructuring and plant conversion expenses (SG&A)	412	0.0%	2,544	0.4%	417	0.0%	14,846	1.1%
Contract exit costs (SG&A)	12,708	1.4%	—	0.0%	12,708	0.7%	—	0.0%
Amortization (SG&A)	50,909	5.7%	8,921	1.2%	69,183	3.9%	17,718	1.3%

Total adjustments	92,395	10.4%	23,751	3.3%	131,824	7.5%	131,980	9.6%
Other income (expense):
Interest expense, net	(24,358)	-2.7%	(16,390)	-2.3%	(48,399)	-2.7%	(34,988)	-2.5%
Other income/ (expense), net	(2,118)	-0.2%	(1,604)	-0.2%	(3,369)	-0.2%	(2,202)	-0.2%

Total other expense	(26,476)	-3.0%	(17,994)	-2.5%	(51,768)	-2.9%	(37,190)	-2.7%

Income before income taxes	73,232	8.2%	136,770	19.1%	188,863	10.7%	171,127	12.4%
Income tax expense	27,002	3.0%	48,493	6.8%	65,038	3.7%	53,558	3.9%

Net income	46,230	5.2%	88,277	12.3%	123,825	7.0%	117,569	8.5%
Less: net income attributable to noncontrolling interests	196	0.0%	447	0.1%	1,005	0.1%	799	0.1%

Net income attributable to Stericycle, Inc.	46,034	5.2%	87,830	12.3%	122,820	7.0%	116,770	8.5%

Less: mandatory convertible preferred stock dividend	10,021	1.1%	—	0.0%	20,127	1.1%	—	0.0%
Less: gain on repurchase of preferred stock	(1,280)	-0.1%	—	0.0%	(1,280)	-0.1%	—	0.0%

Net income attributable to Stericycle, Inc. common shareholders	$37,293	4.2%	$87,830	12.3%	$103,973	5.9%	$116,770	8.5%

Earnings per share - diluted	$0.43		$1.02		$1.21		$1.35

Weighted average number of common shares outstanding - diluted	85,760,686		86,221,034		85,798,892		86,292,816

STERICYCLE, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Six Months Ended June 30,
	2016	2015
Operating Activities:
Net income	$123,825	$117,569
Adjustments to reconcile net income to net cash provided by operating activities:
Stock compensation expense	11,557	10,904
Excess tax benefit of stock options exercised	—	(10,899)
Depreciation	61,851	37,225
Amortization	69,183	17,718
Deferred income taxes	4,515	(8,390)
Other, net	(2,644)	5,686
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(12,888)	(51,041)
Accounts payable	(1,496)	21,019
Accrued liabilities	(13,303)	(51,071)
Deferred revenue	305	(3,156)
Other assets and liabilities	4,535	(9,046)

Net cash provided by operating activities	245,440	178,660

Investing Activities:
Payments for acquisitions, net of cash acquired	(42,097)	(61,766)
Proceeds from investments	7	271
Proceeds from sale of property and equipment	1,355	—
Capital expenditures	(67,133)	(46,794)

Net cash used in investing activities	(107,868)	(108,289)

Financing Activities:
Repayments of long-term debt and other obligations	(31,789)	(39,590)
Proceeds from foreign bank debt	27,619	18,363
Repayments of foreign bank debt	(36,953)	(43,769)
Proceeds from term loan	—	250,000
Repayments of term loan	(250,000)	—
Proceeds from senior credit facility	902,817	879,024
Repayments of senior credit facility	(715,653)	(1,072,468)
Repayments of capital lease obligations	(2,605)	(1,951)
Payment for hedge	—	(8,833)
Payments for repurchase of common stock	(40,814)	(85,149)
Payments for repurchase of convertible preferred stock	(5,025)	—
Dividends paid on mandatory convertible preferred stock	(20,127)	—
Proceeds from issuances of common stock	30,308	39,208
Excess tax benefit of stock options exercised	—	10,899
Payments to noncontrolling interests	(6,961)	(2,603)

Net cash used in financing activities	(149,183)	(56,869)
Effect of exchange rate changes on cash and cash equivalents	297	(2,782)

Net (decrease)/ increase in cash and cash equivalents	(11,314)	10,720
Cash and cash equivalents at beginning of period	55,634	22,236

Cash and cash equivalents at end of period	$44,320	$32,956

Non-cash activities:
Net issuances of obligations for acquisitions	$23,069	$47,827